Pricing Supplement No. 4                         Filing under Rule 424(b)(3)
Dated:  November 1, 1996                           Registration No. 33-59383
(To Prospectus, dated October 3, 1996
as supplemented by Prospectus Supplement, dated October 21, 1996)

                                     $38,000,000
                         Green Mountain Power Corporation
                        Secured Medium-Term Notes, Series A

Principal Amount:  $10,000,000          Original Issue Date: November 6, 1996
Interest Rate:  7.18%                   Maturity Date: November 6, 2006
Issue Price:  100%                      Interest Payment Dates: June 1 and
                                                                December 1
Selling Agent's Commission:  $62,500    Initial Interest
Purchasing Agent's Discount:  N/A         Payment Date: December 1, 1996
Net Proceeds to Company: $9,937,500     Record Dates: May 15 and November 15
Reallowance:  N/A                       Redeemable:   Yes     No   X
Selling Concession:  N/A                In Whole:     Yes     No
Form:                                   In Part:      Yes     No
   Book-Entry (DTC)     X               Initial Redemption Date:
   Certificated                         Redemption Limitation Date:
Repayable at Option of Holder:
Yes:             No:    X
Repayment Date:
Repayment Price:
Election Period:  From                  To

Redemption prices (if any):  N/A

Prior to the date of this Pricing Supplement, the Company has sold $24,000,000 aggregate principal amount of the Secured Medium-Term Notes, Series A.

N/A means "Not Applicable."

  	THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                         Selling Agent / Purchasing Agent:

                                Smith Barney Inc.